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                                                                   Exhibit 10.36

                              BINDER OF REINSURANCE

                                     Between

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                              Rensselaer, New York

                                       And

                   AMERICAN PHOENIX LIFE & REASSURANCE COMPANY
                              Hartford, Connecticut

             (hereinafter referred to collectively as the "Company")

                                       And

             EUROPEAN REINSURANCE COMPANY OF ZURICH (BERMUDA BRANCH)
                                Hamilton, Bermuda

                  (hereinafter referred to as the "Reinsurer")


TYPE:                                  Aggregate Excess of Loss Reinsurance

INTERESTS AND LIABILITIES:             The interests and liabilities of the
                                       companies referred to collectively herein as the Company, arising under the terms and conditions of this Agreement, are joint and not several. It is agreed that all communications and payments to or from the Company may be made, respectively, to or from Phoenix Home
                                       Life Mutual Insurance Company, which will act as paymaster and agent for all transactions and communications under this Agreement.

EFFECTIVE DATE:                        September 30, 1999

TERM OF THIS AGREEMENT:                The Term of this Agreement shall be from
                                       the Effective Date until the Commutation
                                       Date.

COMMUTATION:                           Commutation by the Company: This
                                       Agreement may be commuted by the Company at any time after September 30, 2004, subject to ninety (90) days prior written notice, by registered mail, return receipt requested, to the Reinsurer.

                                       Automatic Commutation: Unless this
                                       Agreement has been previously commuted by the Company as

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                                       set forth herein, this Agreement will be
                                       commuted automatically effective
                                       September 30, 2019.

                                       Liability Upon Commutation:

                                       If the Company commutes this Agreement
                                       prior to September 30, 2019 and the EAB
                                       is negative, the Company shall pay to the Reinsurer, on the first business day on or after the Commutation Date, a Commutation Settlement equal to one-hundred percent (100%) of the absolute value of the EAB.

                                       If the Company commutes this Agreement
                                       prior to September 30, 2019 and the EAB
                                       is positive, the Reinsurer shall pay to
                                       the Company, on the first business day on or after the Commutation Date, a Commutation Settlement equal to one-hundred percent (100%) of the EAB.

                                       Upon Automatic Commutation, if the
                                       Agreement has not previously been
                                       commuted, the Reinsurer shall pay to the Company, on the first business day on or after the Commutation Date, one-hundred percent (100%) of any positive EAB.

                                       Upon commutation, the Reinsurer shall be released from all current and future liabilities under this Agreement.

COVERAGE:                              Section A: The Reinsurer shall indemnify
                                       the Company for Section A Covered Losses paid by the Company.

                                       Section B: The Reinsurer shall indemnify the Company for Section B Covered Losses paid by the Company.

SUBJECT BUSINESS:                      Section A: Section A Subject Business
                                       means:


                                       (1)   all individually underwritten
                                             ordinary life insurance policies
                                             issued by the Company with
                                             effective dates prior to October 1,
                                             1999 which are administered on the
                                             Company's Servidata system as of
                                             the Effective Date, excluding any
                                             such policies numbered 9,000,000
                                             and above; and

                                       (2)   all individually underwritten
                                             ordinary life insurance policies
                                             issued by the Company with
                                             effective dates prior to October 1,
                                             1999 which are administered on the
                                             Company's Homecomm

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                                              System as of the Effective Date.

                                       Section B: Section B Subject Business
                                       means all reinsurance treaty business
                                       assumed by the Company prior to October
                                       1, 1999 and classified by the Company as Accident & Health business (including, but not limited to, personal accident, occupational accident, and workers' compensation carve-out business).

DEFINITIONS:

                                       (1)   "Accounting Period" means each
                                             calendar quarter, or portion
                                             thereof, during the Term of this
                                             Agreement. Notwithstanding the
                                             above, the first Accounting Period
                                             shall be from September 30, 1999 to
                                             December 31, 1999.

                                       (2)   "Allocated Loss Adjustment
                                             Expenses" ("ALAE") means all
                                             allocated expenses incurred by the
                                             Company in connection with the
                                             investigation, settlement, defense
                                             or mitigation of any claims or loss
                                             which is the subject matter of
                                             Section B Subject Business, and
                                             shall exclude the salaries of
                                             Company employees, office expenses,
                                             and any other overhead expenses.

                                       (3)   "Commutation Date" means the date
                                             this Agreement is commuted in
                                             accordance with the COMMUTATION
                                             Section herein.

                                       (4)   "Cover Year" means each consecutive
                                             twelve-month period, or portion
                                             thereof, commencing at October 1st
                                             and ending at September 30th, both
                                             dates inclusive, during the Term of
                                             this Agreement. Each Cover Year
                                             shall be named for the calendar
                                             year in which it commences. For the
                                             avoidance of doubt, Cover Year 1999
                                             means the period from October 1,
                                             1999 to September 30, 2000, both
                                             dates inclusive.

                                       (5)   "Cumulative A&H Losses" means the
                                             total Ultimate Net Loss incurred by
                                             the Company, including Repudiation
                                             Losses, on Section B Subject
                                             Business.

                                       (6)   "Inuring Reinsurance Agreement"
                                             means each outward reinsurance
                                             agreement entered into by the
                                             Company that is listed on Exhibit A
                                             attached hereto and incorporated
                                             herein.


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                                       (7)   "Repudiation Loss" means any loss
                                             incurred by the Company on Section
                                             B Subject Business that would
                                             otherwise be recoverable by the
                                             Company as cedent from a reinsurer
                                             under an Inuring Reinsurance
                                             Agreement but for:

                                             (a)  failure by that reinsurer to
                                                  remit a reinsurance loss
                                                  payment when due in accordance
                                                  with the terms of that Inuring
                                                  Reinsurance Agreement; or
                                             (b)  nullification in whole or
                                                  in part of that Inuring
                                                  Reinsurance Agreement through
                                                  an act of that reinsurer.

                                        (8)  "Settlement Date" means, for each
                                             Accounting Period, the thirtieth
                                             (30th) day following the end of
                                             that Accounting Period.

SUBJECT LOSSES:                        Section A: For each Cover Year, Section A
                                       Subject Losses means the death benefits
                                       paid by the Company during that Cover
                                       Year on Section A Subject Business,
                                       subject to a maximum death benefit of
                                       eight-million dollars ($8,000,000) on any one life and ten-million dollars
                                       ($10,000,000) on any joint life.

                                       Section B: Section B Subject Losses means the Cumulative A&H Losses reported to the Company on or after October 1, 1999 and prior to September 30, 2009, and paid by the Company during the Term of this Agreement.

COVERED LOSSES:                        Section A: Section A Covered Losses mean,
                                       for each Cover Year, twenty percent (20%) of Section A Subject Losses paid by the Company for that Cover Year in excess of the Section A Annual Retention for that
                                       Cover Year, subject to the Section A
                                       Aggregate Limit and the Contract
                                       Aggregate Limit.

                                       Section B: Section B Covered Losses mean one-hundred percent (100%) of Section B Subject Losses paid by the Company in excess of the Section B Aggregate Retention, subject to the Section B Aggregate Limit and the Contract Aggregate Limit.

                                       Any losses paid by the Reinsurer that are


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                                       subsequently recovered by the Company,
                                       shall be reimbursed to the Reinsurer and Covered Losses shall be reduced accordingly.

SUBSTITUTION OF REPUDIATION
LOSSES: If Repudiation Losses have been paid by the Reinsurer under Section B of this Agreement and Section B Subject Losses other than Repudiation Losses are incurred subsequent to such payment, then such non-Repudiation Losses shall be substituted, in equal dollar amounts, for the Repudiation Losses already paid by the Reinsurer. After such substitution, it will be as if the Repudiation Losses thus substituted had not occurred, and they will not count towards any limits or retentions of this Agreement.

COMPANY RETENTIONS:                    Section A: For each Cover Year, the
                                       Section A Annual Retention shall equal
                                       (x) multiplied by (y), where (x) is equal to the expected death benefits for that Cover Year; and (y) is the greater of:

                                       (a)   one-hundred-fifteen percent (115%)
                                             of the average ratio of actual
                                             death benefits to expected death
                                             benefits for the five calendar
                                             years immediately preceding that
                                             Cover Year; and

                                       (b)   one-hundred-fifty percent (150%) of
                                             the ratio of actual death benefits
                                             to expected death benefits in the
                                             calendar year immediately preceding
                                             that Cover Year;

                                       where expected death benefits are
                                       computed using seventy percent (70%) of
                                       the "1975-80 Select and Ultimate
                                       Mortality Table", or another standard
                                       mortality table agreed to in writing by
                                       the Company and the Reinsurer.

                                       Section B: The Section B Aggregate
                                       Retention shall equal (x) minus (y),
                                       where:

                                       (x)   is equal to premiums collected by
                                             the Company on or after October 1,
                                             1999 on Section B Subject Business,
                                             net of that portion of such
                                             premiums paid by the Company on or
                                             after October 1, 1999 for
                                             reinsurance that inures to the
                                             benefit of the Reinsurer hereunder
                                             on Section B Subject Business; and


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                                       (y)   is equal to any fees and/or
                                             commissions paid by the Company on
                                             or after October 1, 1999 to
                                             entities not affiliated with the
                                             Company that are contractually
                                             required and directly related to
                                             (x) above.

SECTION A AND SECTION B
AGGREGATE LIMITS:                      Section A: Subject to the Contract
                                       Aggregate Limit, the liability of the
                                       Reinsurer for the sum of all Section A
                                       Covered Losses indemnified under this
                                       Agreement shall not exceed the Section A
                                       Aggregate Limit of
                                       two-hundred-thirty-million dollars
                                       ($230,000,000). In no event shall the
                                       Reinsurer pay more than this amount under Coverage Section A.

                                       Section B: Subject to the Contract
                                       Aggregate Limit, the liability of the
                                       Reinsurer for the sum of all Section B
                                       Covered Losses indemnified under this
                                       Agreement shall not exceed the Section B
                                       Aggregate Limit of
                                       two-hundred-thirty-million dollars
                                       ($230,000,000). In no event shall the
                                       Reinsurer pay more than this amount under Coverage Section B.

CONTRACT AGGREGATE LIMIT:              No losses will be paid by the Reinsurer
                                       under this Agreement that would cause any of the following:

                                       (1)    The sum of Section A Covered
                                              Losses and Section B Covered
                                              Losses to exceed
                                              four-hundred-million dollars
                                              ($400,000,000) for the Term of
                                              this Agreement; or

                                       (2)    The Experience Account Balance
                                              to be less than negative
                                              forty-million dollars
                                              (-$40,000,000) in any Accounting
                                              Period; or

                                       (3)    If the Experience Account
                                              Balance is negative, the sum of
                                              the absolute value of any negative
                                              Experience Account Balance and the
                                              market value of any security
                                              provided by the Reinsurer to the
                                              Company in accordance with the
                                              Security Section herein to exceed
                                              one-hundred-million dollars
                                              ($100,000,000) at the end of any
                                              Accounting Period; or

                                       (4)    If the Experience Account
                                              Balance is positive, the market
                                              value of any security provided by
                                              the Reinsurer to the Company in
                                              accordance

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                                              with the Security Section herein
                                              less the positive Experience
                                              Account Balance to exceed
                                              one-hundred-million dollars
                                              ($100,000,000) at the end of any
                                              Accounting Period.

REINSURANCE PREMIUM:                   Deposit Premium: The Deposit Premium
                                       shall equal one-hundred-thirty-million
                                       ($130,000,000), due and payable by the
                                       Company to the Reinsurer on the Effective
                                       Date. If the Company fails to pay the
                                       Deposit Premium in full and in accordance with the terms of this Section, this Agreement shall not come into effect and shall not in any way bind the Reinsurer.

                                       Additional Premium: The Additional
                                       Premium for calendar year 2000, and for
                                       each calendar year thereafter, shall
                                       equal twelve-million dollars
                                       ($12,000,000) per calendar year;
                                       provided, however, the Additional Premium for any one calendar year shall not exceed:

                                       (a)    the premiums collected by the
                                              Company on Section B Subject
                                              Business for that calendar year,
                                              net of premiums paid for other
                                              reinsurance and net of any fees
                                              and/or commissions that are
                                              contractually required and
                                              directly related to premiums
                                              collected by the Company on
                                              Section B Subject Business for
                                              that calendar year, plus

                                       (b)    eight percent (8%) of the
                                              expected death benefits on Section
                                              A Subject Business for that
                                              calendar year;

                                       where expected death benefits are
                                       computed using seventy percent (70%) of
                                       the "1975-80 Select and Ultimate
                                       Mortality Table", or another standard
                                       mortality table agreed to in writing by
                                       the Company and the Reinsurer.

                                       The Additional Premium for each calendar year shall be due and payable by the Company to the Reinsurer in equal installments of three-million dollars ($3,000,000) each on the first business day on or after January 1, April 1, July 1 and October 1 of that calendar year, commencing on the first business day on or after January 1, 2000.


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                                       The Deposit Premium and Additional
                                       Premium shall be paid by wire transfer in non-reversible United States federal funds to an account specified by the Reinsurer.

REINSURER'S MARGIN:                    The Reinsurer's Margin on the Deposit
                                       Premium shall equal five-million dollars
                                       ($5,000,000). The Reinsurer's Margin on
                                       Additional Premium shall equal
                                       one-million dollars ($1,000,000) for each calendar year. The Reinsurer's Margin on the Deposit Premium and the Reinsurer's
                                       Margin on Additional Premiums shall be
                                       part of, not in addition to, the
                                       respective Deposit Premium and Additional
                                       Premiums.

EXPERIENCE ACCOUNT BALANCE:            At the end of each Accounting Period, the
                                       Experience Account Balance ("EAB") shall be equal to:

                                       (a)    the EAB at the end of prior
                                              Accounting Period, plus

                                       (b)    the Deposit Premium and
                                              Additional Premium received by the
                                              Reinsurer during that Accounting
                                              Period, less

                                       (c)    the Reinsurer's Margin on item
                                              (b), less

                                       (d)    Section A Covered Losses and
                                              Section B Covered Losses paid by
                                              the Reinsurer during that
                                              Accounting Period, plus

                                       (e)    the Total Investment Return
                                              for that Accounting Period.

                                       For the Accounting Period ending December
                                       31, 1999, the value of item (a) above
                                       shall be equal to zero (0).

TOTAL INVESTMENT RETURN:               The Total Investment Return for an
                                       Accounting Period shall be determined as follows:

                                       (a)    For periods when the EAB is
                                              positive, the Total Investment
                                              Return shall equal the EAB at the
                                              beginning of the Accounting Period
                                              multiplied by the Total Return
                                              Rate. The Total Return Rate shall
                                              equal the total investment return
                                              on the assets held in the Citibank
                                              Custodian Account [*] (and/or in
                                              any other

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                                              account with Citibank that
                                              subsequently holds assets from
                                              that account) for the Accounting
                                              Period divided by the fair market
                                              value of such assets at the
                                              beginning of the Accounting
                                              Period. Total investment return
                                              shall equal (i) the investment
                                              income received, plus (ii) any
                                              realized and unrealized capital
                                              gains, less (iii) any realized and
                                              unrealized capital losses, less
                                              (iv) investment expenses equal to
                                              a fixed rate of thirteen (13)
                                              basis points per annum;

                                       [*]:   THE CONFIDENTIAL PORTION HAS
                                              BEEN OMITTED PURSUANT TO A REQUEST
                                              FOR CONFIDENTIAL TREATMENT AND THE
                                              OMITTED MATERIAL HAS BEEN FILED
                                              SEPARATELY WITH THE COMMISSION.


                                              For the Accounting Period ending
                                              December 31, 1999, both the EAB at
                                              the beginning of the Accounting
                                              Period and the market value of the
                                              assets in the Custodian Account at
                                              the beginning of the Accounting
                                              Period shall be equal to the
                                              Deposit Premium less the
                                              Reinsurer's Margin on the Deposit
                                              Premium plus any interest earned
                                              on such net amount prior to
                                              deposit into the Custodian
                                              Account.

                                       (b)    For periods when the EAB is
                                              negative, the Total Investment
                                              Return shall equal the EAB
                                              multiplied by:

                                              (1)  the 90-day LIBOR rate on the
                                                   first day of the Accounting
                                                   Period plus fifty (50) basis
                                                   points, if the Company's
                                                   Insurer Financial Strength
                                                   Ratings are "A-" or better
                                                   from S&P and "A3" or better
                                                   from Moody's; or

                                              (2)  the 90-day LIBOR rate on
                                                   the first day of the
                                                   Accounting Period plus
                                                   one-hundred (100) basis
                                                   points, if the Company's
                                                   Insurer Financial Strength
                                                   Ratings are less than "A-"
                                                   from S&P and/or "A3" from
                                                   Moody's;

                                              where both (1) and (2) above are
                                              prorated by the ratio that the
                                              number of days for which the EAB
                                              is negative bears to
                                              three-hundred-sixty (360) days.



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LOSS SETTLEMENTS:                      For each Accounting Period, the Reinsurer
                                       shall pay any Covered Losses due to the
                                       Company on the Settlement Date for that
                                       Accounting Period.

REINSURANCE INTERMEDIARY:              Reinsurance Intermediary: Swiss Re Atrium
                                       Corporation, 55 East 52 Street, 42nd
                                       Floor, New York, New York 10055, U.S.A., is hereby recognized as the Reinsurance
                                       Intermediary negotiating this Agreement.

                                       Communications: All communications,
                                       including but not limited to notices,
                                       reports, and statements, relating to this Agreement shall be transmitted to the Company and the Reinsurer through the Intermediary.

                                       Payments: All payments, including but not limited to premiums, return premiums, commissions, return commissions, taxes, losses, loss adjustment expense, and salvages and settlements, relating to this Agreement shall be made directly between the Company and the Reinsurer, and not through any Intermediary.

TAXES: The Company shall be liable for its own taxes on amounts paid or received under the terms of this Agreement, and the Reinsurer shall be liable for its own taxes on amounts paid or received under the terms of this Agreement. The Company shall indemnify and hold the Reinsurer harmless for any taxes which the Reinsurer may become obligated to pay on the Company's behalf.

FEDERAL EXCISE TAXES:                  In the event that any Federal Excise Tax
                                       is due with respect to any premiums due
                                       under this Agreement, the Company agrees to pay such tax in addition to any premiums due under this Agreement and agrees to remit such tax to the United
                                       States Internal Revenue Service and shall indemnify and hold the Reinsurer harmless for any such taxes which the Reinsurer may become obligated to pay.

DISCLOSURES AND APPROVALS:             The Company represents and warrants with
                                       respect to this Agreement and the
                                       transactions hereunder, and with respect to any insurance and reinsurance written by the Company which is covered by this Agreement and all transactions thereunder, that all

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                                       disclosures and approvals which are
                                       necessary or appropriate under any
                                       applicable law or regulation have been
                                       made or obtained, or will be made or
                                       obtained in a timely manner.

EXCLUSIONS:                            Unallocated Loss Adjustment Expenses
                                       Noncontractual Damages, except as
                                         respects Coverage Section B
                                       Losses in Excess of Policy Limits, except
                                         as respects Coverage Section B
                                       War Exclusion

OTHER:                                 Exhibit A
                                       Arbitration (attached)
                                       Insolvency (attached)
                                       Definition of Noncontractual Damages
                                          (attached)
                                       Definition of Loss in Excess of Policy
                                          Limits (attached)
                                       Original Conditions (attached)
                                       Security (attached)
                                       Service of Suit (attached)
                                       Ultimate Net Loss (attached)
                                       Counterparts
                                       Currency (United States Dollars)
                                       Disintermediation
                                       Entire Agreement
                                       Errors and Omissions
                                       Inspection of Records
                                       Mirror Reserving
                                       Net Accounting
                                       Offset
                                       Parties to this Agreement
                                       Reports and Remittances
                                       Reliance on Information Supplied by the
                                          Company

WORDING:                               To Be Agreed.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives,


In Rensselaer, New York, this 30th day of September, 1999


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                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY


Attest: /s/ Barbara J. Opacki               By: /s/ David W. Searfoss
       ---------------------------------        -------------------------------

Name:  Barbara J. Opacki                    Name: David W. Searfoss
       ---------------------------------          -----------------------------

Title: Notary Public                        Title: Executive Vice President
       ---------------------------------           ----------------------------
                                                   and Chief Financial Officer
                                                   ----------------------------


And in Hartford, Connecticut, this 30th day of September, 1999


                   AMERICAN PHOENIX LIFE & REASSURANCE COMPANY


Attest: /s/ Barbara J. Opacki               By: /s/ David W. Searfoss
       ---------------------------------        -------------------------------

Name:  Barbara J. Opacki                    Name: David W. Searfoss
       ---------------------------------          -----------------------------

Title: Notary Public                        Title: Executive Vice President
       ---------------------------------           ----------------------------
                                                   and Chief Financial Officer
                                                   ----------------------------

And in Hamilton, Bermuda, this 30th day of September, 1999


             EUROPEAN REINSURANCE COMPANY OF ZURICH (BERMUDA BRANCH)


By:    /s/ J. Scott Bradley                By: /s/ David R. Whiting
      ----------------------------------       --------------------------------

Name:  J. Scott Bradley                    Name:  David R. Whiting
       ----------------------------------         -----------------------------

Title: Member of Senior                    Title: Member of Senior
       ----------------------------------         -----------------------------
       Management                                 Management
       ----------------------------------         ----------------------------


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SECURITY ARTICLE

(1) Security: Upon the Company's written request, the Reinsurer shall provide security to the Company for its obligations to the Company in an amount equal to the Reinsurer's liabilities to the Company under this Agreement.

         As security for the Reinsurer's liabilities under this Agreement up to the amount of any positive Experience Account Balance, the Reinsurer shall provide access to funds held in Trust for the benefit of the Company in accordance with the provisions set forth in this Security Article. The Reinsurer shall provide security to the Company for any liabilities of the Reinsurer under this Agreement in excess of the Experience Account Balance, by providing access to funds held in Trust or Letters of Credit for the benefit of the Company, in accordance with the provisions set forth in this Security Article, or by providing any other form of security that would permit the Company to take credit for the reinsurance ceded hereunder.

(2)      Letter of Credit:

         (a) Upon the written request of the Company, the Reinsurer agrees that it will be the applicant for and provide the Company with a Letter or Letters of Credit, in a form acceptable to the Company and in conformity with Regulation 133 (11 NYCRR 79) of the New York Insurance Department, in an amount no less than the Reinsurer's remaining liability to the Company, as determined by the Company, to secure the obligations of the Reinsurer to the Company under this Agreement. The cost of such Letter(s) of Credit, if any, shall be borne by the Company.

         (b) The Reinsurer and the Company agree that the Letter(s) of Credit provided by the Reinsurer pursuant to the provisions of this Agreement may be drawn upon at any time, notwithstanding any other provisions in this Agreement, and shall be utilized by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver, or conservator of the Company only for one or more of the following purposes:

                  (i) to reimburse the Company for the Reinsurer's share of premiums returned to the owners of policies reinsured under this Agreement, on account of cancellations of such policies;

                  (ii) to reimburse the Company for the Reinsurer's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the policies reinsured under this Agreement;

                  (iii) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the

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                           Company's liabilities for reinsurance ceded under
                           this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premiums; and

                  (iv) to pay any other amounts the Company claims are due under this Agreement.

                  All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

         (c) Should amounts be held pursuant to (b)(iii) above, then the Company shall pay interest at the Prime Rate on such funds as may be held from time to time.

         (d) Should any amounts drawn down on the Letters of Credit be in excess of the actual amounts required for (b)(i), (b)(ii), or
                  (b)(iii) above, or should any amounts subsequently be determined not to be due under (b)(iv) above, then such excess amounts and amounts not due shall be returned to the Reinsurer forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were drawn down to the date they are returned.

         (e) Any interest calculated pursuant to the provisions of paragraphs (c) and (d) above shall be offset against any other obligations of the Reinsurer.

(3)      Trust Funds:


         (a) Upon the written request of the Company, the Reinsurer may at its option provide funds in Trust for the benefit of the Company as an alternative or supplement to Letter(s) of Credit. Any such Trust Funds shall be held in accordance with New York Insurance Department Regulation 114 (11 NYCRR 126), as amended. The cost of such Trust Funds, if any, shall be borne by the Company.

         (b) The assets deposited in the trust account shall be valued, according to their current fair market value, and shall consist only of cash (United States legal tender), certificates of deposit (issued by a United States bank and payable in United States legal tender), and investments of the types specified in paragraphs (1), (2), (3), (8) and (10) of subsection (a) of Section 1404 of the New York Insurance Law, provided that such investments are issued by an institution that is not the parent, subsidiary, or affiliate of either the Reinsurer or the Company.

         (c) Prior to depositing assets into the Trust account, the Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, in order that the Company, or the trustee upon the direction of the Company, may whenever necessary negotiate any such assets without consent or signature from the Reinsurer or any other entity.

         (d) All settlements of account between the Company and the Reinsurer shall be made in cash or its equivalent.

         (e) The Reinsurer and the Company agree that the assets in the Trust account, established by the Reinsurer pursuant to the provisions of this Agreement, may be withdrawn by the Company at any time, notwithstanding any other provisions in this Agreement, and shall be utilized and applied by the Company or any successor by operation of law of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company only for one or more of the following purposes:

                  (i) to reimburse the Company for the Reinsurer's share of premiums returned to the owners of policies reinsured under this Agreement, on account of cancellations of such policies;

                  (ii) to reimburse the Company for the Reinsurer's share of surrenders and benefits or losses paid by the Company pursuant to the provisions of the policies reinsured under this Agreement;

                  (iii) to fund an account with the Company in an amount at least equal to the deduction, for reinsurance ceded, from the Company's liabilities for reinsurance ceded under this Agreement. Such amount shall include, but not be limited to, amounts for policy reserves, reserves for claims and losses incurred (including losses incurred but not reported), reserves for loss adjustment expenses and reserves for unearned premiums; and

                  (iv) to pay any other amounts the Company claims are due under this Agreement.

                  All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

         (f) The Company shall give the Reinsurer the right to seek approval from the Company to withdraw from the aforementioned Trust account all or any part of the assets contained therein and transfer such assets to the Reinsurer, provided:

                  (i) The Reinsurer shall at the time of such withdrawal, replace the withdrawn assets with other qualified assets having a market value equal to the market value of the assets withdrawn so as to maintain at all times the deposit in the required amount, or

                  (ii) after such withdrawal and transfer, the market value of the Trust account is no less than one-hundred-two percent (102%) of the required amount.

         (g) Should amounts be held pursuant to (e)(iii) above, then the Company shall pay interest at the Prime Rate on such funds as may be held from time to time.

         (h) Should any amounts withdrawn from the Trust account be in excess of the actual amounts required for (e)(i), (e)(ii), or
                  (e)(iii) above, or should any amounts subsequently be determined not to be due under (e)(iv) above, then such excess amounts and amounts not due shall be returned to the Reinsurer forthwith and the Company shall pay interest at the Prime Rate on such funds from the date they were withdrawn to the date they are returned.

         (i) Any interest calculated pursuant to the provisions of paragraphs (g) and (h) above shall be offset against any other obligations of the Reinsurer.

(4) Other Forms of Security: The Reinsurer may, at its option, as an alternative or supplement to Letter(s) of Credit and Trust Funds, provide security in any other form that would permit the Company to take credit for the reinsurance ceded hereunder. Any such other form of security shall be in accordance with New York Insurance Department regulations. The cost of such other form(s) of security shall be borne by the Company.

(5) Prime Rates: Prime Rates shall be determined for each business day in New York City, and for non-business days shall equal the Prime Rate as determined for the most recent preceding business day. The PRIME RATES as published in The Wall Street Journal (Eastern Edition) shall be the primary source for the Prime Rates. If The Wall Street Journal does not publish such a rate for a business day, the Prime Rate shall be the maximum of the rates publicly announced by major banks in New York City as their "Prime Rates" applicable to such day.

ARBITRATION ARTICLE


(1) Resolution of Disputes: As a condition precedent to any right arising under this Agreement, any dispute between the Company and the Reinsurer arising out of the provisions of this Agreement, or concerning its interpretation or validity, whether arising before or after termination of this Agreement, shall be submitted to arbitration in the manner set forth in this Article. Either party may initiate arbitration of any dispute arising out of the provisions of this Agreement by giving written notice to the other party, by registered or certified mail, return receipt requested, of its intention to arbitrate and of its appointment of an arbitrator in accordance with paragraph (3) of this Article.

(2) Composition of Panel: Unless the parties agree upon a single arbitrator within fifteen (15) days after the receipt of a notice of intention to arbitrate, all disputes shall be submitted to an arbitration panel composed of two arbitrators and an umpire, chosen in accordance with paragraphs (3) and (4) of this Article.

(3) Appointment of Arbitrators: The members of the arbitration panel shall be chosen from persons knowledgeable in the insurance and reinsurance business. The party requesting arbitration (hereinafter referred to as the "claimant") shall appoint an arbitrator and give written notice thereof, by registered or certified mail, return receipt requested, to the other party (hereinafter referred to as the "respondent") together with its notice of intention to arbitrate. Unless a single arbitrator is agreed upon within fifteen (15) days after the receipt of the notice of intention to arbitrate, the respondent shall, within thirty (30) days after receiving such notice, also appoint an arbitrator and notify the claimant thereof in a like manner. Before instituting a hearing, the two arbitrators so appointed shall choose an umpire. If, within twenty (20) days after they are both appointed, the arbitrators fail to agree upon the appointment of an umpire, the umpire shall be appointed by the President of the American Arbitration Association.

(4) Failure of Party to Appoint Arbitrator: If the respondent fails to appoint an arbitrator within thirty (30) days after receiving a notice of intention to arbitrate, such arbitrator shall be appointed by the President of the American Arbitration Association, and shall then, together with the arbitrator appointed by the claimant, choose an umpire as provided in paragraph (3) of this Article.

(5) Choice of Law and Forum: Any arbitration instituted pursuant to this Article shall be held in New York, New York, or in a location to be mutually agreed upon by the Company and the Reinsurer and the laws of the State of New York, without regard to its conflict of laws rules, shall govern the interpretation and application of this Agreement.

(6) Submission of Dispute to Panel: Unless otherwise extended by the arbitration panel, or agreed to by the parties, each party shall submit its case to the panel within thirty (30) days after the selection of an umpire.

(7) Procedure Governing Arbitration: All proceedings before the panel shall be informal and the panel shall not be bound by the formal rules of evidence. The panel shall have the power to fix all procedural rules relating to the arbitration proceeding. In reaching any decision, the panel shall give due consideration to the customs and usage of the insurance and reinsurance business.

(8) Arbitration Award: The arbitration panel shall render its decision within sixty (60) days after termination of the proceeding, which decision shall be in writing, stating the reasons therefor. The decision of the majority of the panel shall be final and binding on the parties to the proceeding.

(9) Cost of Arbitration: Unless otherwise allocated by the panel, each party shall bear the expense of its own arbitrator and its own witnesses and shall jointly and equally bear with the other parties the expense of the umpire and the arbitration.

(10) Limit of Jurisdiction: The arbitration panel does not have the jurisdiction to authorize any punitive damage awards between the parties.



INSOLVENCY ARTICLE

(1) Reinsurer's Obligation: In the event of the insolvency of the Company, the reinsurance afforded by this Agreement shall be payable by the Reinsurer on the basis of the liability of the Company under the Subject Business, without diminution because of such insolvency, directly to the Company or its liquidator, receiver, conservator, or statutory successor.

(2) Reinsurer's Notice and Defense of Claims: The Reinsurer shall be given written notice of the pendency of each claim or loss which may involve the reinsurance afforded by this Agreement within a reasonable time after such claim or loss is filed in the insolvency proceedings. The Reinsurer shall have the right to investigate each such claim or loss and interpose at its own expense, in the proceeding where the claim or loss is to be adjudicated, any defense which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. If more than one Reinsurer is involved, they may designate one Reinsurer to act for all.

(3) Defense Expense: The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

(4) Offset: Any debts or credits, liquidated or unliquidated, in favor of or against either party on the date of the receivership or liquidation order (except where the obligation was purchased by or transferred to be used as an offset) are deemed mutual debts or credits and shall be set off with the balance only to be allowed or paid. Although such claim on the part of either party may be unliquidated or undetermined in amount on the date of the entry of the receivership or liquidation order, such claim will be regarded as being in existence as of such date and any credits or claims then in existence and held by the other party may be offset against it.

(5) Rights of Parties: Nothing hereinabove set forth in this Insolvency Article shall in any way change the relationship or status of the parties hereto, nor enlarge the obligations of any party to any other except as specifically hereinabove provided, to wit, to pay the statutory successor on the basis of the amount of liability determined in the liquidation or receivership proceeding, rather than on the basis of the actual amount of loss (dividends) paid by the liquidator, receiver, conservator, or statutory successor to allowed claimants. Nor, except as hereinabove specifically provided, shall anything in this Insolvency Article in any manner create any obligation or establish any right against the Reinsurer in favor of any third parties or any other persons not parties to this Agreement.


SERVICE OF SUIT


(1) Submission To Jurisdiction: It is agreed that in the event of the failure of the Reinsurer to pay any amount claimed to be due under this Agreement, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any Court of competent jurisdiction within the United States of America and will comply with all requirements necessary to give such Court jurisdiction; and all matters arising hereunder shall be determined in accordance with the law and practice of such Court.

(2) Service of Process: It is further agreed that service of process in any suit instituted against the Reinsurer arising out of this Agreement, may be made upon Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178-0060, U.S.A., Attention: F. Sedgwick Browne, and that in such suit the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

(3) Appearance: Morgan, Lewis & Bockius LLP are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give a written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

(4) Insurance Official As Attorney For Service of Process: Further, pursuant to any statute of any State, Territory or District of the United States of America which makes provision therefor, the Reinsurer hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designates Morgan, Lewis & Bockius LLP as the party to whom the said officer is authorized to mail such process or a true copy thereof.


ULTIMATE NET LOSS


Ultimate Net Loss as used herein shall mean the actual sum paid or to be paid by the Company in settlement of losses or liability after making deductions for all recoveries, all salvage, and all claims upon other reinsurances, which inure to the benefit of the Reinsurer under this Agreement, whether collected or not, and shall include Allocated Loss Adjustment Expenses incurred by the Company. Notwithstanding the above, it is understood and agreed that Ultimate Net Loss shall include Repudiation Losses as defined herein.

All salvages, recoveries or payments recovered or received subsequent to a loss settlement under this Agreement shall be applied as if recovered or received prior to the aforesaid settlement and all necessary adjustments shall be made by the parties hereto.

Nothing in this definition shall be construed to mean that losses are not recoverable hereunder until the Ultimate Net Loss of the Company has been ascertained.


NONCONTRACTUAL DAMAGES:

Noncontractual Damages as used herein shall mean those liabilities of the Company or its affiliates, or their agents, brokers, or representatives, arising from actual or alleged misconduct in their handling of claims or losses, or in any of their dealings with their insureds or any other person. Such liabilities shall include, but are not limited to, exemplary, compensatory, and consequential damages. Such misconduct shall include, but is not limited to, failure to settle within the policy limit, negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action or in the preparation or prosecution of any appeal consequent upon any action.


LOSS IN EXCESS OF POLICY LIMITS:

Loss in Excess of Policy Limits as used herein shall mean any loss in excess of the limit of the Company's original policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged or actual negligence in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

For purposes of this definition, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.


ORIGINAL CONDITIONS:

All reinsurance under this Agreement shall be subject to the same rates, terms, conditions and waivers and to the same modifications, alterations and interpretations as the respective policies and contracts of the Company, and the liability of the Reinsurer shall follow that of the Company in every case, subject, however, to the terms and conditions of this Agreement. It is the intent of this Agreement that the Reinsurer shall follow the fortunes of the Company in all matters falling under this Agreement, subject, however, to the terms and conditions of this Agreement.